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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                  FORM 8-A/A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 1

                        CROWN CASTLE INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                     76-0470458
(State of incorporation or organization)                 (I.R.S. Employer
                                                        Identification No.)

                               510 Bering Drive
                                   Suite 500
                               Houston, TX 77057
         (Address, including zip code, of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                        Name of each exchange on which
  to be so registered                        each class is to be registered

        None                                           Not Applicable


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A. (c), please check the following box. [_]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-57283


       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
                               (Title of Class)
(Title of Class) Rights to Purchase Series A Participating Cumulative Preferred
                                     Stock

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Item 2.  Exhibits.
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               Item 2 is amended by adding thereto the following:

               6. Form of Amended and Restated Rights Agreement dated as of September 18, 2000, between Crown Castle International Corp., a Delaware corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CROWN CASTLE INTERNATIONAL CORP.

                                    by /s/ E. Blake Hawk

                                    ----------------------------------
                                    Name:  E. Blake Hawk
Date:  September 18, 2000           Title: Executive Vice President and
                                           General Counsel
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                               INDEX OF EXHIBITS


          Exhibit                      Title
          -------                      -----

             6                  Amended and Restated Rights
                                Agreement dated as of September 18,
                                2000, between Crown Castle International
                                Corp. and Chase Mellon Shareholder
                                Services, as Rights Agent.